Exhibit 1.4(c)

DEUTSCHE BANK AG NEW YORK BRANCH

PURCHASE AGREEMENT

U.S.$1,250,000,000

Fixed to Floating Reset Rate

Subordinated Tier 2 Notes due 2032

January 11, 2021

PURCHASE AGREEMENT

DEUTSCHE BANK AG, a stock corporation organized under the laws of the Federal Republic of Germany (the “Bank”), acting through its New York Branch,

and

DEUTSCHE BANK SECURITIES INC. (in such capacity, the “Lead Manager”),

and

CITIGROUP GLOBAL MARKETS INC. in its capacity as Qualified Independent Underwriter (as defined below),

and

the other Managers named in Schedule B hereof (hereinafter, together with the Lead Manager and the Qualified Independent Underwriter, the “Managers”),

agree as follows:

ARTICLE 1

(TERMS, PURPOSE AND LEGAL PREREQUISITES)

(1)

The Bank, acting through its New York Branch, shall issue U.S.$1,250,000,000 Fixed to Floating Reset Rate Subordinated Tier 2 Notes (the “Notes”), under a subordinated indenture (the “Subordinated Indenture”) comprising a base subordinated indenture entered into on May 21, 2013 among the Bank, Wilmington Trust, National Association, as trustee (the “Trustee”) and Deutsche Bank Trust Company Americas (“DBTCA”), as initial principal paying agent, issuing agent and registrar and authenticating agent, a third supplemental subordinated indenture thereto adding certain provisions thereto, and modifying certain provisions thereof entered into on December 1, 2017 among the Bank, the Trustee and DBTCA, a fifth supplemental subordinated indenture thereto modifying certain provisions thereof entered into on July 8, 2020 among the Bank, the Trustee and DBTCA, a seventh supplemental subordinated indenture thereto modifying certain provisions thereof expected to be entered into on or about January 14, 2021 among the Bank, the Trustee and DBTCA, and an eighth supplemental subordinated indenture thereto relating to the Notes expected to be entered into on or about January 14, 2021 among the Bank, the Trustee and DBTCA.

(2)

The Bank understands that the Managers propose to make a public offering of the Notes as soon as the Managers deem advisable after this Agreement has been executed and delivered and the Subordinated Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Bank has filed on July 30, 2018 with the U.S. Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form F-3 (No. 333-226421) under the Securities Act of 1933, as amended (the “Securities Act”), in respect of, among others, the Notes, which registration statement was subsequently amended by the Bank by pre-effective amendment no. 1, filed with the Commission on August 14, 2018, and pre-effective amendment no. 2, filed with the Commission on August 17, 2018, and which registration statement was declared effective by the Commission on August 20, 2018. Such registration statement contains a base prospectus relating to the debt securities dated August 20, 2018 in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement (the “Base Prospectus”), to be used in connection with the public offering and sale of the Notes. Any preliminary prospectus supplement to the Base Prospectus that describes the Notes and the offering thereof and is used prior to filing of the Prospectus is called, together with the Base Prospectus, a “preliminary prospectus.” The term “Prospectus” means the final prospectus supplement relating to the Notes, together with the Base Prospectus, that is filed pursuant to Rule 424(b) of the Rules and Regulations of the Commission (the “Securities Act Regulations”) after the date and time of execution and delivery of this Agreement, but does not include any “free writing prospectus” (as such term is used in Rule 405 of the Securities Act Regulations). Any preliminary prospectus and Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act; any reference to any amendment or supplement to any preliminary prospectus or Prospectus shall be deemed to include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (collectively, the “Exchange Act Regulations”), and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be. Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein by Securities Act Regulations, is herein called the “Registration Statement.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to refer to the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

(3)

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by Securities Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.

(4)

The Bank hereby confirms its engagement of Citigroup Global Markets Inc., and Citigroup Global Markets Inc. hereby confirms its agreement with the Bank, to render services as a “qualified independent underwriter” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to the offering and sale of the Notes. Citigroup Global Markets Inc., in its capacity as qualified independent underwriter, is referred to herein as the “Qualified Independent Underwriter.”

ARTICLE 2

(PURCHASE AND SALE OF THE NOTES)

On the basis of the representations, warranties and agreements of the Managers herein contained, the Bank hereby agrees to sell to the several Managers, and each Manager, on the basis of the representations, warranties and agreements of the Bank herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Bank the respective principal amounts of the Notes set forth opposite such Manager’s name in the following table on January 14, 2021, at the issue price of 100.000% of the initial principal amount of the Notes, less a combined underwriting discount and commission of 0.450% of the initial principal amount thereof.

Manager	Commitments in $
Deutsche Bank Securities Inc.	$962,500,000
Citigroup Global Markets Inc.	$68,750,000
Scotia Capital (USA) Inc.	$31,250,000
Santander Investment Securities Inc.	$31,250,000
TD Securities (USA) LLC	$31,250,000
Barclays Capital Inc.	$12,500,000
BBVA Securities Inc.	$12,500,000
Commerz Markets LLC	$12,500,000
Intesa Sanpaolo S.p.A.	$12,500,000
UniCredit Capital Markets LLC	$12,500,000
UBS Securities LLC	$12,500,000
Citizens Capital Markets, Inc.	$12,500,000
Regions Securities LLC	$12,500,000
Academy Securities, Inc.	$6,250,000
Bancroft Capital LLC	$6,250,000
Capital Institutional Services, Inc.	$6,250,000
Mischler Financial Group, Inc.	$6,250,000

Total	$1,250,000,000

ARTICLE 3

(SELLING RESTRICTIONS)

(1)	European Economic Area

(a)

Product Governance Rules. Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593 as implemented into the laws of the relevant member state (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

(i)

the Bank (the “Manufacturer”) acknowledges that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Notes and the related information set out in the Prospectus and announcements in connection with the Notes; and

(ii)

each of the Managers notes the application of the Product Governance Rules and acknowledges the target market and distribution channels identified as applying to the Notes by the Manufacturer and the related information set out in the Prospectus and announcements in connection with the Notes.

(b)

Prohibition of Sales to European Economic Area Retail Investors. Each Manager severally and not jointly represents, warrants and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any securities to which this Agreement relates, to any retail investor in the European Economic Area. For the purposes of this provision:

(i)	the expression retail investor means a person who is one (or more) of the following:

(A)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(B)

a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; and

(ii)

the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

(2)

People’s Republic of China (excluding Hong Kong, Macau and Taiwan): Each of the Managers represents, warrants and agrees that the Notes will not be offered or sold directly or indirectly within the borders of the People’s Republic of China (“PRC,” which, for such purposes, does not include the Hong Kong or Macau Special Administrative Regions or Taiwan) or to any resident of the PRC. Each of the Managers represents, warrants and agrees that the preliminary prospectus, Prospectus and any other offering material relating to the Notes, which have not been and will not be submitted to or approved/verified by or registered with any relevant governmental authorities in the PRC (including but not limited to the China Securities Regulatory Commission), will not be supplied to the public in the PRC or used in connection with any offer for the subscription or sale of the Notes in the PRC. Each of the Managers represents, warrants and agrees that the Notes will only be offered or sold to PRC investors that are authorized to engage in the purchase of Notes of the type being offered or sold, including but not limited to those that are authorized to engage in the purchase and sale of foreign exchange for itself and on behalf of its customers and/or purchase and sale of government bonds or financial bonds and/or purchase and sale of debt securities denominated in foreign currency other than stocks.

(3)

Hong Kong: Each of the Managers represents, warrants and agrees that the Notes will not be offered or sold by means of any document, including the preliminary prospectus and Prospectus, other than (i) in circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; or (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance, and no advertisement, invitation or document relating to the Notes has been or may be issued or has been or may be in the possession of any person for the purpose of being issued (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance or any rules made under that Ordinance.

(4)

Japan: The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (act no. 25 of 1948, as amended; the “FIEA”). Accordingly, each of the Managers represents, warrants and agrees that the Notes will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under item 5, paragraph 1, article 6 of the Foreign Exchange and Foreign Trade Act (act no. 228 of 1949, as amended)), or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws and regulations of Japan and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time.

Each of the Managers represents, warrants and agrees that the Notes will only be offered, sold, resold or otherwise transferred, directly or indirectly to, or for the benefit of, (i) a person who is not a resident of Japan or (ii) a Qualified Institutional Investor (“QII”) as defined in article 10 of the cabinet ordinance concerning definitions under article 2 of the FIEA (ordinance no. 14 of 1993, as amended) pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws and regulations of Japan.

(5)

Korea: Each of the Managers represents, warrants and agrees that none of the Notes will be offered or sold, directly or indirectly, in Korea or to any resident of Korea, or to any persons for reoffering or resale, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as such term is defined in the Foreign Exchange Transaction Law of Korea and rules and regulations promulgated thereunder), except as otherwise permitted under applicable laws and regulations.

(6)

Singapore: Each of the Managers represents, warrants and agrees that the preliminary prospectus, Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Notes will not be circulated or distributed, nor will the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, as modified from time to time, including by any subsidiary legislation as may be applicable at the relevant time (together, the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (the “CMP Regulations 2018”), the Bank has determined that the Notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

(7)

Switzerland: Each of the Managers represents, warrants and agrees that the Notes will not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither the preliminary prospectus nor the Prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither the preliminary prospectus nor the Prospectus nor any other offering or marketing material relating to the Notes will be publicly distributed or otherwise made publicly available in Switzerland.

(8)

Taiwan: The Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan pursuant to relevant securities laws and regulations of Taiwan and the Notes may not be issued, offered or sold within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan. Each of the Managers represents, warrants and agrees that the Notes may be made available outside Taiwan for purchase outside Taiwan by Taiwan residents, but will not be marketed, offered or sold in Taiwan.

(9)	United Kingdom:

(A)	Prohibition of sales to UK Retail Investors

Each Manager has represented and agreed, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the United Kingdom. For the purposes of this provision:

(a)	the expression retail investor means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or

(ii)

a customer within the meaning of the provisions of the the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA; and

(b)

the expression an offer includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

(B)	Other regulatory restrictions

Each of the Managers represents, warrants and agrees that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Bank; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

(10)

General: In addition to the specific restrictions set out above, each of the Managers severally represents, warrants and agrees that it will not take any action (including without limitation, the possession or distribution of the preliminary prospectus, the Prospectus or any other offering document or any publicity or other material relating to the Notes) in any country or jurisdiction outside of the United States where such action would (i) result in any violation of applicable law or (ii) cause the issuance of the Notes to be considered an offering to the public under applicable law.

ARTICLE 4

(REPRESENTATIONS AND WARRANTIES)

(1)

The Bank represents and warrants (in addition to the representations and warranties contained in the selling restrictions set out in Article 3, which the Bank hereby makes and, for this purpose, all references in such selling restrictions to “Managers” or “Manager” shall be deemed to refer to the Bank) to each of the Managers as of the date hereof (which corresponds to the Time of Sale referred to in Article 4(1)(a) hereof), and agrees with each Manager, as follows:

(a)

the Registration Statement, as amended by the Bank by pre-effective amendment no. 1 thereto, filed with the Commission on August 14, 2018, and pre-effective amendment no. 2 thereto, filed with the Commission on August 17, 2018, was declared effective by the Commission on August 20, 2018; and as of the date hereof, no post-effective amendment thereto (whether effective or not effective) has been filed by the Bank with the Commission. No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and is in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Bank, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement and each amendment thereto became or becomes effective, at each deemed effective date with respect to the Managers pursuant to Rule 430B(f)(2) of the Securities Act Regulations and on the Closing Date (as defined under Article 6(2) below), the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the Trust Indenture Act and the rules and regulations of the Commission under the Trust Indenture Act (the “Trust Indenture Act Regulations”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and on the Closing Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Registration Statement or any amendment thereto) complied when so filed in all material respects with the Securities Act Regulations, and the copy of each preliminary prospectus and the Prospectus delivered to the Managers for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. As of the Time of Sale (as defined below), the Issuer Free Writing Prospectus(es) (as defined below) issued at or prior to the Time of Sale and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Issuer Free Writing Prospectus” means an “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”).

“Statutory Prospectus” as of any time means the Base Prospectus relating to the Notes, including any preliminary or other prospectus supplement deemed to be a part thereof, as amended or supplemented at that time.

“Time of Sale” means 3:57 p.m. (Eastern time) on January 11, 2021 or such other time as agreed by the Bank and the Managers.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date that the Bank notified or notifies the Managers as described in Article 5(5), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The representations and warranties in this subsection shall not apply to (i) any statements in or omissions from the Registration Statement, the Prospectus, any preliminary prospectus or any Issuer Free Writing Prospectus, or any amendments or supplements to any of such documents made in reliance upon and in conformity with written information furnished to the Bank by the Managers expressly for use therein or (ii) that part of the Registration Statement which constitutes the Statements of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee, of The Bank of New York Mellon, of Delaware Trust Company (formerly, Law Debenture Trust Company of New York) and of Wilmington Trust, National Association, as trustees.

(b)

the documents incorporated by reference in the Registration Statement and the Prospectus pursuant to Item 6 of Form F-3 under the Securities Act, at the time they were or hereafter are filed or submitted with the Commission prior to the end of the Closing Date, complied and will comply in all material respects with the requirements of the Exchange Act and the Exchange Act Regulations and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Notes in this offering and (c) on the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(c)

the Bank is duly incorporated and validly existing under the laws of the Federal Republic of Germany, with full power and authority to own its properties and conduct its business as described in the Prospectus and is lawfully qualified to do business in those jurisdictions in which business is conducted by it;

(d)

this Agreement has been, or on the Closing Date, will have been, duly authorized, executed and delivered by the Bank and constitutes, or on the Closing Date, will constitute, valid and legally binding obligations of the Bank, enforceable in accordance with its terms;

(e)

the Notes have been duly authorized by the Bank and, when duly executed, issued and delivered in accordance with the terms of this Agreement and the Subordinated Indenture, will constitute valid and legally binding obligations of the Bank, enforceable in accordance with their terms;

(f)

no action or thing is required to be taken, fulfilled or done (including without limitation the obtaining of any consent or licence or the making of any filing or registration) for the issue of the Notes or the compliance by the Bank with the terms of the Notes and this Agreement, except for those which have been, or will prior to the Closing Date, obtained and are, or will on the Closing Date, be, in full force and effect;

(g)

the execution and delivery of this Agreement, the issue of the Notes and compliance with the terms of this Agreement do not and will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Bank’s constitutive documents or any indenture, trust deed, mortgage or other agreement or instrument to which the Bank is a party or by which the Bank or any of its properties is bound, or (ii) infringe any existing applicable law, rule, regulation, judgement, order or decree of any government, governmental body or court or regulatory body, of or in the United States or Germany having jurisdiction over the Bank or any of its properties;

(h)

there are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required;

(i)

neither the Bank nor any of its affiliates (with the exception of the Lead Manager as set forth in the Prospectus) have taken, nor will the Bank or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Bank with the purpose of facilitating the sale or resale of the Notes;

(j)

the Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Bank is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Notes;

(k)

the financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related supplemental financial information, schedules and notes, present fairly in all material respects the financial position of the Bank and its consolidated subsidiaries on the basis stated in the Registration Statement at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Bank and its consolidated subsidiaries for the periods specified, said financial statements have been prepared in conformity with international financial reporting standards as issued by the International Accounting Standards Board (“IFRS”), applied on a consistent basis throughout the periods involved, except as disclosed therein;

(l)

the accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the Securities Act and the Securities Act Regulations;

(m)

except as disclosed in the Registration Statement, there are no pending actions, suits or proceedings against or affecting the Bank or any of its properties which, if determined adversely to the Bank, would adversely affect the ability of the Bank to perform its obligations under this Agreement, the Subordinated Indenture or the Notes and, to the best of the Bank’s knowledge, no such actions, suits or proceedings are threatened or contemplated;

(n)

none of the Bank, its affiliates, or any persons acting on its behalf has engaged or will engage in any jurisdiction referred to in Article 3 in any activity with respect to the issue and offering of the Notes that is not permitted by the laws of such jurisdiction;

(o)

the Bank is not and, after giving effect to the transactions contemplated herein, will not be an “investment company,” or an entity “controlled” by an “investment company” as such terms are defined in the U.S. Investment Company Act of 1940, as amended;

(p)

except as described in the Prospectus, the Bank maintains a system of internal accounting controls with respect to the Bank and its subsidiaries sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Prospectus, since the end of the Bank’s most recent audited fiscal year, there has been (x) no material weakness in the Bank’s internal control over financial reporting (whether or not remediated) and (y) no change in the Bank’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Bank’s internal control over financial reporting. The Bank employs disclosure controls and procedures with respect to its subsidiaries that are designed to ensure that information required to be disclosed by the Bank in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Bank’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(q)

neither the Bank nor any of its subsidiaries nor, to the best knowledge of the Bank, any director, officer, agent, employee or affiliate of the Bank or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, (ii) the United Kingdom Bribery Act 2010 (the “Bribery Act”), including, without limitation, engaging in bribery or making other unlawful payments prohibited under the Bribery Act, or (iii) any other applicable anti-corruption law; and the Bank, its subsidiaries and, to the best knowledge of the Bank, its affiliates have conducted their businesses in compliance with the FCPA, the Bribery Act and all other applicable anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith; provided, however, excluded from the foregoing representations in this paragraph (q) are the matters underlying the settlements of the Bank with the U.S. Department of Justice and the Commission announced on January 8, 2021.

(r)

neither the Bank, nor any of its subsidiaries or, to the best knowledge of the Bank, any director, officer or employee of the Bank or any of its subsidiaries is an individual or entity (“Person”) that is the subject of any sanctions administered or enforced by the U.N. Security Council, the European Union, the United Kingdom, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State or other relevant sanctions authority (collectively, “Sanctions”); nor is the Bank or any of its subsidiaries located, organized or resident in a country or territory that is the subject of comprehensive Sanctions regimes (currently Crimea, Cuba, Iran, North Korea and Syria (“Sanctioned States”)). The Bank will use the proceeds of the offering of the Notes, or lend, contribute or otherwise make available such proceeds to any person or entity only for the purposes as disclosed in the Prospectus, and the Bank will not, directly or, to the Bank’s best knowledge, indirectly, use the proceeds of the sale of the offering of the Notes to fund any activities of or business with any Person that, at the time of such funding, is the subject of Sanctions or is located, organized or resident in a Sanctioned State, except to the extent permissible for a person required to comply with Sanctions. For the avoidance of doubt, nothing in this paragraph shall be interpreted to require the Bank or any of its subsidiaries to violate Section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung) or a similar applicable anti-boycott statute.

(s)

(i) the Bank and its subsidiaries have established procedures reasonably designed to ensure compliance in all material respects with the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”), (ii) the Bank and, to the Bank’s best knowledge, any of its subsidiaries are, and have conducted their operations at all times, in compliance with the applicable Money Laundering Laws, including U.S. financial recordkeeping and reporting requirements and the U.S. money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any U.S. governmental agency, except where non-compliance would not constitute a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Bank and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), and (iii) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Bank or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Bank, threatened, except where such action, suit or proceeding would not constitute a Material Adverse Effect.

(2)	The representations and warranties in this Agreement shall be deemed repeated on the Closing Date.

ARTICLE 5

(COVENANTS OF THE BANK)

The Bank covenants with each of the Managers as follows:

(1)

The Bank, subject to Article 5(2), will comply with the requirements of Rule 430B and, during the period beginning at the Time of Sale and ending on the later of the Closing Date or such date as in the opinion of counsel for the Managers the Prospectus is no longer required by law to be delivered in connection with the sales by the Managers or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), will notify the Managers immediately, and confirm the notice in writing (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Notes shall become effective, or any supplement to the Prospectus or any amended Prospectus relating to the Notes shall have been filed, (ii) of the receipt of any comments from the Commission to the Registration Statement, and (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information (except those relating to the offering of securities other than the Notes). The Bank, subject to Article 5(2), will notify the Managers immediately, and confirm the notice in writing (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any new registration statement relating to the Notes or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement (except those relating to the offering of securities other than the Notes) and (ii) if the Bank becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Notes. The Bank will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as they deem necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, will promptly file such prospectus. The Bank will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Bank has paid the required Commission filing fees relating to the Notes in accordance with Rules 456 and 457 of the Securities Act Regulations.

(2)

The Bank will give the Managers notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Notes or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, in each case relating to the Notes, whether pursuant to the Securities Act, the Exchange Act or otherwise, and the Bank will furnish the Managers with copies (which may be in electronic form) of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Managers or counsel for the Managers shall object. The Bank has given the Managers notice of any filings made pursuant to the Exchange Act or Exchange Act Regulations within 48 hours prior to the Time of Sale; the Bank will give the Managers notice of its intention to make any such filing from the Time of Sale to the Closing Date and will furnish the Managers with copies (which may be in electronic form) of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Managers or counsel for the Managers shall reasonably object. The Bank will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Notes, in form and substance satisfactory to the Managers, and shall file such Final Term Sheet as an Issuer Free Writing Prospectus prior to the close of business two business days after the date hereof; provided that the Bank shall furnish the Managers with copies (which may be in electronic form) of any such Issuer Free Writing Prospectus a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Managers shall reasonably object.

(3)

The Bank has furnished or will deliver to the Managers and counsel for the Managers, without charge, copies of the Registration Statement and of each amendment thereto relating to the Notes (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Managers, without charge, a conformed copy of the Registration Statement and of each amendment thereto relating to the Notes (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(4)

The Bank has delivered to the Managers, without charge, as many copies of each preliminary prospectus as the Managers reasonably requested, and the Bank hereby consents to the use of such copies for purposes permitted by the Securities Act. The Bank will furnish to the Managers, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus (as amended or supplemented) as the Managers may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(5)

The Bank will comply with the Securities Act and the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations and the Trust Indenture Act and the Trust Indenture Act Regulations so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Prospectus. If at any time during the Prospectus Delivery Period any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Managers or for the Bank, to amend the Registration Statement or amend or supplement the Prospectus or the General Disclosure Package in order that the Prospectus or the General Disclosure Package will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus or the General Disclosure Package in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Bank will promptly prepare and file with the Commission, subject to Article 5 (2), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Bank will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Notes) and the Bank will furnish to the Managers such number of copies of such amendment, supplement or new registration statement as the Managers may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Notes) or the Statutory Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Bank will promptly notify the Managers and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(6)

The Bank will endeavour, in cooperation with the Managers, to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Managers shall reasonably request and to maintain such qualifications for as long as may be required for the distribution of the Notes.

(7)

The Bank will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Managers the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(8)	The Bank will use the net proceeds received by them from the sale of the Notes in the manner specified in the Prospectus under “Use of Proceeds.”

(9)

The Bank, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

(10)

The Bank represents and agrees that unless it obtains the prior consent of the Managers, and the each of the Managers represents and agrees that, unless it obtains the prior consent of the Bank, it has not made and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission, and the Bank and each of the Managers represents and agrees that Schedule A hereto is a complete list of all free writing prospectuses for which such consent was received, provided, however, that prior to the preparation of the Final Term Sheet in accordance with Article 5(2), the Managers are authorized to use the information with respect to the final terms of the Notes in communications conveying information relating to the offering to investors. Any such free writing prospectus consented to by the Bank and the Managers is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Bank represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and have complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

ARTICLE 6

(CONDITIONS PRECEDENT AND PAYMENT)

(1)	The obligations of the Managers to purchase the Notes are subject to the following conditions precedent:

(a)

On the Closing Date there have been no events making any of the representations and warranties contained in this Agreement untrue or incorrect in any material respect as though they had been given and made on such date and the Bank shall have performed all of its obligations hereunder to be performed on or before the Closing Date.

(b)

The Registration Statement has become effective and on the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Managers. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Bank shall have paid the required Commission filing fees relating to the Notes in accordance with Rules 456 and 457 of the Securities Act Regulations.

(c)

The delivery of legal opinions to the Managers on the Closing Date in such form and with such contents as the Managers may reasonably require from (i) Cleary Gottlieb Steen & Hamilton LLP, legal advisers to the Bank as to the laws of the State of New York and the federal laws of the United States, (ii) Davis Polk & Wardwell London LLP, legal advisers to the Managers as to the law of the State of New York and the federal laws of the United States, and (iii) Group Legal Services of the Bank.

(d)	The delivery of such certificates and other documents as the Managers may reasonably request.

(e)

On the Closing Date, the Notes shall be rated at least Ba2 by Moody’s Investor Service Inc., BB+ by Standard & Poor’s Rating Services, and BB+ by Fitch Ratings, and the Bank shall have delivered to the Managers a letter dated on or about the Closing Date, from such rating agency, or other evidence satisfactory to the Bank, confirming that the Notes have such rating (or will have such rating on or about the Closing Date), and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the securities or the Bank by any “nationally recognized statistical rating agency,” as that term is defined in Section 3(a)(62) of the Exchange Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of any securities of the Bank.

(2)	The “Closing Date” shall be January 14, 2021, at 9:00 a.m. (Eastern Time), or such other time and date as the Bank and the Managers shall agree in writing.

(3)	On the Closing Date the Managers shall pay the purchase price as mentioned in Article 2(1) in same day funds into a U.S. $-denominated account to be named by the Bank.

ARTICLE 7

(CHANGE OF CIRCUMSTANCES)

Notwithstanding anything contained in this Agreement, the Managers may by notice to the Bank terminate this Agreement at any time before the time on the Closing Date when payment would otherwise be due under this Agreement to the Bank in respect of the Notes if:

(1)	in the opinion of the Lead Manager, circumstances shall be such as:

(a)	to prevent or to a material extent restrict payment for the Notes in the manner contemplated in this Agreement; or

(b)	to a material extent prevent or restrict settlement of transactions in the Notes in the market or otherwise; or

(2)	in the opinion of the Lead Manager, there shall have been:

(a)	any change in national or international political, legal, tax or regulatory conditions; or

(b)	any calamity or emergency,

which has in its view caused a substantial deterioration in the price and/or value of the Notes, and, upon notice being given, the parties to this Agreement shall (except for the liability of the Bank in relation to expenses as provided in Article 8 and except for any liability arising before or in relation to such termination) be released and discharged from their respective obligations under this Agreement.

ARTICLE 8

(INDEMNITY)

(1)

Indemnification of Managers. The Bank agrees to indemnify and hold harmless each Manager, its affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”), and each person, if any, who controls any Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(a)

against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the Prospectus, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(b)

against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Article 8(5) below) any such settlement is effected with the written consent of the Bank;

(c)

against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Lead Manager, reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission), to the extent that any such expense is not paid under (a) or (b) above;

provided, however, that (x) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Bank by any Manager expressly for use in the Registration Statement (or any amendment thereto), any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) and (y) the foregoing indemnity agreement with respect to the preliminary prospectus shall not inure to the benefit of any Manager from whom the person asserting any such losses, claims, damages or liabilities purchased Notes, or any person controlling such Manager where it shall have been determined by a court of competent jurisdiction by final judgment that (A) prior to the Time of Sale the Bank shall have notified such Manager that the preliminary prospectus contains an untrue statement of material fact or omits to state therein a material fact required to be stated therein in order to make the statements therein not misleading, (B) such untrue statement or omission of a material fact was corrected in an amended or supplemented preliminary prospectus or, where permitted by law, an Issuer Free Writing Prospectus and such corrected preliminary prospectus or issuer free writing prospectus was provided to such Manager far enough in advance of the Time of Sale so that such corrected preliminary prospectus or issuer free writing prospectus could have been delivered or otherwise conveyed to such person prior to the Time of Sale, (C) such corrected preliminary prospectus or issuer free writing prospectus (excluding any document then incorporated or deemed incorporated therein by reference) was not delivered or otherwise conveyed to such person at or prior to the Time of Sale, and (D) such loss, claim, damage or expense would not have occurred had the corrected preliminary prospectus or issuer free writing prospectus (excluding any document then incorporated or deemed incorporated therein by reference) been delivered or otherwise conveyed to such person as provided for in (C).

(2)

Insofar as this indemnity agreement may permit indemnification for liabilities under the Securities Act of any person who is a partner of a Manager or who controls a Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and who, at the date of this Agreement, is a director or officer of the Bank or controls the Bank within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, such indemnity agreement is subject to the undertaking of the Bank in the Registration Statement under “Part II, Item 10 (Undertakings)”.

(3)

Indemnification of the Bank, Directors and Officers. Each Manager severally agrees to indemnify and hold harmless the Bank, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Bank within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (1)(a) of this Article, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Bank by such Manager expressly for use therein.

(4)

Indemnification of Qualified Independent Underwriter. Without limitation of and in addition to its obligations under the other paragraphs of this Article 8, the Bank agrees to indemnify and hold harmless the Qualified Independent Underwriter, its directors, officers, employees and agents and each person who controls the Qualified Independent Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon the Qualified Independent Underwriter’s acting as a “qualified independent underwriter” (within the meaning of FINRA Rule 5121) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Bank will not be liable in any such case to the extent that any such loss, claim, damage or liability results from the gross negligence or willful misconduct of the Qualified Independent Underwriter. Article 8(3) shall apply equally to any action or proceeding brought against the Qualified Independent Underwriter or any such person in respect of which indemnity may be sought against the Bank pursuant to the immediately preceding sentence, except that the Bank shall be liable for the expenses of one separate counsel (in addition to any local counsel) for the Qualified Independent Underwriter and any such person, separate and in addition to counsel for the persons who may seek indemnification pursuant to Article 8(1), in any such action or proceeding.

(5)

Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Article 8(1) above, counsel to the indemnified parties shall be selected by the Lead Manager, and, in the case of parties indemnified pursuant to Article 8(3) above, counsel to the indemnified parties shall be selected by the Bank. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Article 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(6)

Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Article 8(1)(b) effected without its written consent if (A) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (B) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (C) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

ARTICLE 9

(CONTRIBUTION)

(1)

To the extent the indemnification provided for in Article 8 hereof is unavailable to an indemnified party or insufficient in respect of any loss, liability, claim, damage or expense referred to therein in connection with any offering of Notes, then each indemnifying party under Article 8, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense (i) in such proportion as is appropriate to reflect the relative benefits received by the Bank on the one hand and the Managers on the other hand from the offering of such Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Bank on the one hand and the Managers on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided in each case, however, that in no case shall the Qualified Independent Underwriter in its capacity as “qualified independent underwriter” (within the meaning of FINRA Rule 5121) be responsible for any amount in excess of the compensation received by the Qualified Independent Underwriter for acting in such capacity. The relative benefits received by the Bank on the one hand and the Managers on the other hand in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Bank bear to the total discounts and commissions received by the Managers in respect thereof. The benefits received by the Qualified Independent Underwriter in its capacity as “qualified independent underwriter” (within the meaning of FINRA Rule 5121) shall be deemed to be equal to the compensation received by the Qualified Independent Underwriter for acting in such capacity. The relative fault of the Bank on the one hand and of the Managers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Bank or by the Managers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(2)

The Bank and the Managers agree that it would not be just or equitable if contribution pursuant to this Article 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Article 9(1). The amount paid or payable by an indemnified party as a result of the loss, liability, claim, damage and expense referred to in Article 9(1) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article 9(2), no Managers shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Manager with respect to the offering of Notes referred to in Article 9(1) that were offered and sold to the public through the Managers exceeds the amount of any damages that such Managers has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Article 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(3)

The indemnity and contribution provisions contained in Article 8 and this Article 9 and the representations, warranties and other statements of the Bank, its officers and the Managers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any termination of this Agreement, any investigation made by or on behalf of any Manager or any person controlling any Manager or by or on behalf of the Bank, its officers or directors or any person controlling the Bank and acceptance of and payment for any of the Notes.

ARTICLE 10

(PAYMENT OF EXPENSES)

The Bank will pay all documented out of pocket expenses incident to the performance of the Manager’s obligations under this Agreement, including but not limited to (i) the reasonable fees and disbursements of counsel to the Managers, and (ii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Managers in connection with, the review by the FINRA of the terms of the sale of the Notes, including the fees and expenses, if any, of Citigroup Global Markets Inc. acting as “qualified independent underwriter” within the meaning of FINRA Rule 5121.

ARTICLE 11

(PARTIAL INVALIDITY)

Should any of the provisions of this Agreement be or become invalid in whole or in part, the other provisions of this Agreement shall remain in force. Invalid provisions shall, according to the intent and purpose of this Agreement, be replaced by such valid provisions which in their economic effect come as close as legally possible to that of the invalid provisions.

ARTICLE 12

(MISCELLANEOUS)

(1)

Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective as delivery of a manually executed counterpart of this Agreement. Each of the parties represents that it has undertaken commercially reasonable steps to verify the identity of each individual person executing any such counterparts via electronic signature on behalf of such party and has and will maintain sufficient records of the same. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties.

(2)

Notices. All communications under this Agreement shall be in writing and effective only on receipt, and, if sent to the Managers, at the address beneath the Lead Manager’s signature on the signature page hereof; or, if sent to the Bank, will be mailed or delivered and confirmed to the Bank at each of the following addresses:

Deutsche Bank AG New York Branch

60 Wall Street, Mail Stop NYC60–4120

New York, New York 10005

Attention: Treasury / US Issuance

Deutsche Bank AG New York Branch

60 Wall Street, Mail Stop NYC60–3610

New York, New York 10005

Attention: Legal Department / US Issuance

or, if sent to the Qualified Independent Underwriter, will be mailed or delivered and confirmed to the Qualified Independent Underwriter at the following address:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

(3)

No Advisory or Fiduciary Relationship. The Bank acknowledges and agrees that (a) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Bank, on the one hand, and the several Managers and the Qualified Independent Underwriter, on the other hand; (b) in connection with the offering contemplated hereby and the process leading to such transaction each Manager and the Qualified Independent Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Bank, or its stockholders, creditors, employees or any other party; (c) no Manager or the Qualified Independent Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Bank with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Manager or the Qualified Independent Underwriter has advised or is currently advising the Bank on other matters) and no Manager or the Qualified Independent Underwriter has any obligation to the Bank with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (d) the Managers and the Qualified Independent Underwriter and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Bank; and (e) the Managers and the Qualified Independent Underwriter have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Bank has consulted its own legal, accounting, regulatory and tax advisors to the extent deemed appropriate.

(4)

Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Article 8 and Article 9, and no other person will have any right or obligation hereunder.

(5)	Headings. The headings of the Articles, and Sections (if any), of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

(6)

Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Bank and the several Managers and the Qualified Independent Underwriter, or any of them, with respect to the subject matter hereof.

(7)

Parties. This Agreement shall each inure to the benefit of and be binding upon the Managers and the Bank and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Managers and the Bank and their respective successors and the controlling persons and officers and directors referred to in Article 8 and Article 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Managers and the Bank and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Manager shall be deemed to be a successor by reason merely of such purchase.

(8)	Several obligations. The obligations of each Manager under this Agreement are several and not joint.

ARTICLE 13

(APPLICABLE LAW; SUBMISSION TO JURISDICTION;

WAIVER OF JURY TRIAL; JUDGMENT CURRENCY)

(1)	This Agreement and any non-contractual obligations arising out of or in relation to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

(2)

Each of the parties hereto agrees that any legal suit, action or proceeding brought by any Manager or by any person controlling any Manager, arising out of or based upon this Agreement may be instituted in any State or Federal court in the Borough of Manhattan, City and State of New York, and, to the fullest extent permitted by law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such court in any suit, action or proceeding. The Bank has appointed DB USA Corporation, 60 Wall Street, New York, New York 10005, Attention: Office of the Secretary, as its authorized agent (the “Authorized Agent”) upon which process may be instituted in any State or Federal court in the Borough of Manhattan, City and State of New York by any Manager and the Bank expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable unless and until a successor authorized agent, located or with an office in the Borough of Manhattan, City and State of New York, shall have been appointed by the Bank and such appointment shall have been accepted by such successor authorized agent. The Bank represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Bank agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Bank shall be deemed, in every respect, effective service of process upon the Bank.

(3)

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(4)

The Bank, on the one hand, and the Managers severally, on the other hand, agree to indemnify the other against loss incurred as a result of any judgment or order being given or made for any amount due hereunder or under the Notes and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified party would have been able to purchase United States dollars with the amount of the Judgment Currency actually received by it if such indemnified party had utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Bank and the Managers and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include an allowance for any customary or reasonable premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

ARTICLE 14

(BAIL-IN POWER)

(1)

Notwithstanding any other term of this Agreement or any other agreements, arrangements, or understanding among the Bank, any Manager organized in a member state of the European Economic Area which has implemented the Bail-in Legislation or the United Kingdom (together with the Bank, each a “BRRD Party”) and the Managers, each BRRD Party and each Manager acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)

the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of a BRRD Party (“Relevant BRRD Party”) to the other BRRD Party or to such Manager under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon on a permanent basis;

(ii)

the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Relevant BRRD Party or another person, and the issue to or conferral on the other BRRD Party or such Manager of such shares, securities or obligations;

(iii)	the cancellation of the BRRD Liability; and/or

(iv)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)	the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(2)

Neither a reduction, in part or in full, of any BRRD Liability, the conversion thereof into another security or obligation of the Relevant BRRD Party or another person, as a result of the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the Relevant BRRD Party, nor the exercise of any Bail-in Power by the Relevant Resolution Authority with respect to the Agreement will be an event of default or otherwise constitute non-performance of a contractual obligation, or entitle the Manager to any remedies (including equitable remedies), which are hereby expressly waived.

(3)	For purposes of this Article 14:

“Bail-in Legislation” means (i) in relation to the United Kingdom, Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings); or (ii) in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means (i) in relation to the United Kingdom, the powers under the Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability; or (ii) in relation to a member state of the European Economic Area, any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at https://www.lma.eu.com/documents-guidelines/eu-bail-legislation-schedule (or any such successor web page).

“BRRD Liability” means a liability in respect of which the relevant Bail-in Powers in the applicable Bail-in Legislation may be exercised.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Relevant BRRD Party.

ARTICLE 15

(RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES)

(1)

In the event that any Manager that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(2)

In the event that any Manager that is a Covered Entity or a Covered Affiliate of such Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Rights under this Agreement that may be exercised against such Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(3)	For purposes of this Article 15:

“Covered Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(a)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the U.S. Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, EACH OF THE UNDERSIGNED HAS CAUSED THIS PURCHASE AGREEMENT TO BE EXECUTED AS OF THE DAY AND YEAR FIRST WRITTEN ABOVE.

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Jonathan Blake
Name: Jonathan Blake
Title: Managing Director

By:	/s/ Thomas Rueckert
Name: Thomas Rueckert
Title: Vice President

CONFIRMED AND ACCEPTED as of the date first above written:

THE MANAGERS LISTED UNDER SCHEDULE B HERETO

By:	DEUTSCHE BANK SECURITIES INC.
60 Wall Street New York, New York 10005 Attention: Debt Capital Markets Syndicate Desk, with a copy to General Counsel, fax: (646) 374-1071

By:	/s/ Christopher J. Kulusic
Name: Christopher J. Kulusic
Title: Director

By:	/s/ Jeanmarie Genirs
Name: Jeanmarie Genirs
Title: Managing Director, DBSI

CITIGROUP GLOBAL MARKETS INC. in its capacity as Qualified Independent Underwriter

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Director

SCHEDULE A

Final Term Sheet, dated January 11, 2021, in respect of the Notes as filed pursuant to Rule 433 on January 11, 2021.

SCHEDULE B

Deutsche Bank Securities Inc.
Citigroup Global Markets Inc.
Scotia Capital (USA) Inc.
Santander Investment Securities Inc.
TD Securities (USA) LLC
Barclays Capital Inc.
BBVA Securities Inc.
Commerz Markets LLC
Intesa Sanpaolo S.p.A.
UniCredit Capital Markets LLC
UBS Securities LLC
Citizens Capital Markets, Inc.
Regions Securities LLC
Academy Securities, Inc.
Bancroft Capital LLC
Capital Institutional Services, Inc.
Mischler Financial Group, Inc.